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Exhibit 5.1

April 5, 2019

Target Hospitality Corp.
2170 Buckthorne Place, Suite 440
The Woodlands, Texas 77380

        Re: Form S-3 Registration Statement

Ladies and Gentlemen:

        We have acted as special counsel to Target Hospitality Corp., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 to be filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale (i) by the Company of up to (1) 10,833,316 shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), issuable upon the exercise of 10,833,316 warrants issued as part of the units sold in the Company's initial public offering (the "Public Warrants") and (2) 5,333,334 shares of Common Stock issuable upon the exercise of 5,333,334 warrants issued in a private placement in connection with the Company's initial public offering (the "Private Warrants," and together with the Public Warrants, the "Warrants") and (ii) by certain selling securityholders (the "Selling Securityholders") of up to (1) 5,333,334 Private Warrants and (ii) 5,333,334 shares of Common Stock issuable upon exercise of the Private Warrants.

        This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

        In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as in effect on the date hereof, (ii) the Bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement, (iv) the Warrant Agreement, dated January 11, 2018, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agreement"), and (v) resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Warrants and the shares of Common Stock underlying the Warrants. We have also examined and relied upon such records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

        On the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

        1.     The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by the Company and, when issued and delivered against payment therefor in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable.

        2.     The Private Warrants constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Winston & Strawn LLP

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  Exhibit 5.1